EXHIBIT 3.1(i)

ARTICLES OF INCORPORATION

OF

THE QUANTUM GROUP, INC.

The undersigned incorporator being a natural person more than 18 years of age acting as the sole incorporator of the above-named corporation (the “Corporation”) hereby adopts the following articles of incorporation for the Corporation:

ARTICLE I

NAME

The name of the Corporation shall be:  The Quantum Group, Inc.

ARTICLE II

PERIOD OF DURATION

The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE III

PURPOSES AND POWERS

The purpose for which the Corporation is organized is to conduct any lawful business for which a corporation may be organized under the laws of Nevada, the laws of the United States, or the laws of any other state, country, territory, nation or planet, which shall include, by way of illustration and not limitation, the following purposes:

(a) To carry on any general mercantile or service business, and to purchase, sell, and deal in such technologies, goods, supplies, merchandise, equipment, or services as are necessary or desirable in connection therewith; to render any lawful service; to own and operate any lawful enterprise; and, to acquire, hold, and dispose of tangible or intangible personal property;

(b) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage, develop, or otherwise, to trade with and deal in real estate, lands, oil and gas leases and interests, and all other interests in lands, and all other property of every kind and nature;

(c) To acquire, sell, and otherwise dispose of or deal in stock, bonds, mortgages, securities, notes, and commercial paper for corporations and individuals;

(d) To borrow money and to execute notes and obligations and security contracts therefor, and to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefor, and also to negotiate loans;

(e) To guarantee the payment of dividends or interest on any other contract or obligation of any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors; and

(f) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or incidental to the powers therein named, or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized.

ARTICLE IV

AUTHORIZED SHARES

The total number of shares of all classes of capital stock that the corporation shall have authority to issue is 200,000,000 shares.  Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose.  The classes and the aggregate number of shares of stock of each class that the corporation shall have authority to issue are as follows:

(a)  170,000,000 shares of common stock, $0.001 par value (“Common Stock”);

(b)  30,000,000 shares of preferred stock, $0.001 par value (“Preferred Stock”).

The Common Stock as issued from time to time by the Corporation shall be the class of stock required by paragraph 1 of Section 78.196 of the Nevada Revised Statutes; provided, so long as shares of Common Stock that satisfy such requirement are authorized and outstanding, additional shares of the Common Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors, that is non-voting Common Stock.

The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the corporation or for any debt securities of the corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series’ permitted by law.

The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.  The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.  Shares of Common Stock and Preferred Stock (including any series of Preferred Stock) may, without the approval or consent of the holders of shares of said class or series, be issued as a share dividend in respect of shares of another class or series, all as the Board of Directors in its discretion may determine.

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.  No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE V

LIMITATION ON LIABILITY

A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

ARTICLE VI

PRINCIPAL OFFICE AND RESIDENT AGENT

The address of the Corporation’s registered office in the state of Nevada is 202 North Curry Street, Suite 100, town of Carson City, state of Nevada 89703-4121.  The name of its initial resident agent in the state of Nevada is State Agent and Transfer Syndicate, Inc.  Either the registered office or the resident agent may be changed in the manner provided by law.

ARTICLE VII

AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE VIII

ADOPTION AND AMENDMENT OF BY-LAWS

The initial bylaws of the Corporation shall be adopted by the board of directors.  The power to alter, amend, or repeal the By-Laws or adopt new By-Laws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the By-Laws or adopt new By-Laws.  The By-Laws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

ARTICLE IX

DIRECTORS

The governing board of the Corporation shall be known as the board of directors.  The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the By-Laws of the Corporation, except that at no time shall there be less than one, nor more than eleven directors.

A majority of the Board may remove a director for cause, replace said director or appoint new directors, to serve until the next annual shareholders meeting.  The management and control of the business and property of the corporation is vested in the Board of Directors.

The initial board of directors shall consist of six persons who are as follows:

Noel J. Guillama

12230 Forest Hill Boulevard, Suite 157

Wellington, Florida 33414

Susan D. Guillama

12230 Forest Hill Boulevard, Suite 157

Wellington, Florida 33414

Marion D. Thorpe, Jr., M.D., M.P.H.

12230 Forest Hill Boulevard, Suite 157

Wellington, Florida 33414

Donald B. Cohen

12230 Forest Hill Boulevard, Suite 157

Wellington, Florida 33414

James D. Baker

12230 Forest Hill Boulevard, Suite 157

Wellington, Florida 33414

Mark Haggerty

12230 Forest Hill Boulevard, Suite 157

Wellington, Florida 33414

ARTICLE X

INCORPORATOR

The name and mailing address of the incorporator signing these articles of incorporation is:

Name

Address

Noel J. Guillama

11230 Forest Hill Boulevard, Suite 157

Wellington, FL 33414

The undersigned, being the incorporator of the Corporation herein before named, hereby makes and files these articles of incorporation, declaring that the facts herein stated are true.

DATED this 2nd day of October 2003.

/s/ Noel J. Guillama

____________________________________

Noel J. Guillama

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

THE QUANTUM GROUP, INC.

The Quantum Group, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), and in accordance with the applicable provisions of Section 78 of the Nevada Revised Statutes (“NRS”):

FIRST:  That the following resolutions were adopted by the Corporation’s Board of Directors and the holders of a majority of the voting capital stock of the Corporation:

WHEREAS, the Corporation is authorized to issued up to 170,000,000 shares of Common Stock, par value $.001 per share and 30,000,000 shares of Preferred Stock, par value $.001 per share; and

WHEREAS, the Corporation currently has 41,218,583 shares of Common Stock issued and outstanding;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation shall effect a reverse split of its Common Stock on a ratio of one for twenty five (1:25) by decreasing the number of its issued and outstanding shares of its Common Stock held by its stockholders of record on March 28, 2007, from 41,218,583 shares to approximately 1,648,745 shares, subject to rounding as set forth below; and

SECOND: That the Fourth paragraph of the Corporation’s Articles of Incorporation, as amended, is hereby deleted in its entirety and replaced with the following:

“ARTICLE IV

CAPITAL

The total number of shares of all classes of capital stock that the corporation shall have authority to issue is 200,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class that the corporation shall have authority to issue are as follows:

(a) 170,000,000 shares of common stock, $0.001 par value ("Common Stock");

(b) 30,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock").

The Common Stock as issued from time to time by the Corporation shall be the class of stock required by paragraph 1 of Section 78.196 of the Nevada Revised Statutes; provided, so long as shares of Common Stock that satisfy such requirement are authorized and outstanding, additional shares of the Common Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors, that is non-voting Common Stock.

The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the corporation or for any debt securities of the corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional

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or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation. Shares of Common Stock and Preferred Stock (including any series of Preferred Stock) may, without the approval or consent of the holders of shares of said class or series, be issued as a share dividend in respect of shares of another class or series, all as the Board of Directors in its discretion may determine.

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal."

On the date of filing of this Certificate of Amendment with the Secretary of State of the State of Nevada, every twenty five (25) issued and outstanding shares of the Corporation's previously authorized Common Stock, par value $.001 per share (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $.001 (the “New Common Stock”).  Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, however, that each person of record on March 28, 2007, holding a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of stock certificate or

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certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled.  No cash will be paid or distributed as a result of aforementioned reverse stock split of the Corporation’s Common Stock, and no fractional shares will be issued.  All fractional shares, which would otherwise be required to be issued as a result of the stock split, will be rounded up to the nearest whole share.

THIRD:  The foregoing Certificate of Amendment to the Articles of Incorporation was adopted pursuant to NRS Sections 78.310 and 78.370 by the holders of a majority of the Company’s issued and outstanding shares of capital stock entitled to vote on the matter at a meeting of the shareholders held on August 31, 2006, and pursuant to NRS Section 78.390 by the Board of Directors of the Corporation at a meeting of the Board of Directors held on March 9, 2007.  Therefore, the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by its duly authorized officer.

Dated:  March 26, 2007.

THE QUANTUM GROUP, INC.

By:	/s/ Noel J. Guillama
Noel J. Guillama
President and CEO

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